Exhibit 32

CERTIFICATION OF JOHN M. KING, CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER,

PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned officer of Springfield Company, Inc. (“Springfield”) hereby certify that (a) Springfield’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Springfield.

/s/

John M. King

President, Chief Executive Officer

and Chief Financial Officer

July 31, 2007